Exhibit 99.1

Astrana Health ACOs Deliver $120.4 Million in Gross Shared Savings in 2024 Performance Year

All Eight ACOs Achieve Net Shared Savings

ALHAMBRA, Calif., July 13, 2026/PRNewswire/ -- Astrana Health, Inc. ("Astrana," and together with its subsidiaries and affiliated entities, the "Company") (NASDAQ: ASTH), a physician-centric, technology-enabled healthcare company empowering providers to deliver accessible, high-quality, and high-value care to all, today announced that its Accountable Care Organizations (ACOs) generated $120.4 million in gross shared savings during the 2024 performance year.

All eight of Astrana's affiliated ACOs generated shared savings, including five participating in the Medicare Shared Savings Program (MSSP) and three participating in the ACO Realizing Equity, Access and Community Health (ACO REACH) model, demonstrating the strength and consistency of Astrana’s physician-led value-based care platform and its commitment to improving outcomes for patients and providers across the nation.

“Generating shared savings across all eight of our affiliated ACOs is a powerful validation of our physician-centric model and the strength of the infrastructure we provide to our partners,” said Brandon Sim, President and CEO of Astrana Health. “Our integrated platform brings together AI-enabled technology, care management, analytics, and operational infrastructure to enable providers to succeed in value-based care at scale. As more physicians transition to value-based care, we believe our platform is uniquely positioned to help them succeed while delivering better outcomes at a lower total cost of care.”

2024 Performance Year Highlights

•	$120.4 million in gross shared savings

•	100% of Astrana’s eight affiliated ACOs generated shared savings

•	Nearly 100,000 Medicare beneficiaries served across Astrana’s eight affiliated ACOs

•	Astrana Care Partners ACO (A5450) ranked seventh among 476 MSSP ACOs nationwide in net shared savings per beneficiary in its first performance year

These results further validate Astrana’s broader physician enablement platform, which supports providers across Medicare, Medicaid, Commercial, and ACA populations.

Today, Astrana supports more than 20,000 providers caring for approximately 1.55 million patients through partnerships with more than 20 payers nationwide. In fiscal year 2025, the Company generated $3.18 billion in revenue and $205.4 million in adjusted EBITDA(1), underscoring the scale and durability of its physician-centric, technology-enabled operating model. Astrana continues to expand its AI-enabled platform in 2026, growing revenue 56% year over year in the first quarter while empowering more providers to succeed in value-based care.

Astrana's 2024 performance contributes to the broader momentum in Medicare's accountable care programs, which continue to demonstrate their effectiveness in improving care coordination, reducing unnecessary hospitalizations, and generating substantial savings for taxpayers while improving the patient experience. Astrana remains focused on expanding its physician enablement platform to help more providers deliver coordinated, high-quality care across the communities they serve.

(1) See “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information.

About Astrana Health

Astrana Health is a physician-centric, AI-powered healthcare company committed to delivering high-quality, patient-centered care. Built from the physician's perspective, Astrana combines its scalable care delivery infrastructure, proprietary technology platform, and aligned provider networks to enable proactive, preventive care at scale – improving patient outcomes, enhancing patient experiences, supporting provider well-being, and driving greater value across the healthcare system.

Today, Astrana supports more than 20,000 providers and approximately 1.55 million patients in value-based care arrangements through its affiliated provider networks, management services organization, and integrated care delivery clinics spanning primary, specialty, and ancillary care. Together, Astrana is building the healthcare system we all deserve – one that delivers better care, better experiences, and better outcomes for all.

For more information about Astrana Health's ACO performance and value-based care initiatives, visit https://www.astranahealth.com/

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the performance of the Company’s ACOs, the Company’s continued growth and expansion, including of the ACO operations, the Company's ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, and statements about the Company's liquidity and successful completion and implementation of strategic growth plans. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the Securities and Exchange Commission, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent quarterly reports on Form 10-Q. Any forward-looking statements made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

FOR MORE INFORMATION, PLEASE CONTACT:

To learn about ACO participation, contact Sean Zagari, sean.zargari@astranahealth.com

Investor Relations investors@astranahealth.com

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

Year Ended December 31,
(in thousands)	2025
Net income	$24,076
Interest expense	49,928
Interest income	(12,157)
Provision for income taxes	15,530
Depreciation and amortization	45,749
EBITDA	123,126

Income from equity method investments	(1,708)
Other, net	45,405 (1)
Stock-based compensation	38,601
Adjusted EBITDA	$205,424

(1) Other, net, for the year ended December 31, 2025, relates to $13.0 million for one-time legal matter costs, $25.9 million for one-time transaction-related costs, debt issuance costs incurred in connection with our Second Amended and Restated Credit Facility, certain costs and final settlement for some of our acquisitions, and severance fees incurred, partially offset by employer retention tax credits related to COVID-19 relief.

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles ("GAAP") is net income. These measures are not in accordance with, or alternatives to, GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest expense, interest income, income taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, and stock-based compensation.

We believe the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators we use as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this press release contains historical or future non-GAAP financial measures, we have provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures are provided above.